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                                                                   EXHIBIT 12.1

SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                     TELESITE SERVICES, LLC
                                         ------------------------------------------
                                                       (PREDECESSOR)                         SPECTRASITE
                                         ------------------------------------------      ---------------------
                                               Year ended             January 1-               April 25 -
                                           December 31, 1996         May 12, 1997          December 31, 1997
                                         -----------------------   ----------------      ---------------------
                                                                 (dollars in thousands)
 Income (loss) before income taxes                    $2,289               $ (503)                  $ (3,890)

Equity in net loss of an affiliate                         -                     -                          -

Interest expense                                          67                    36                        164

Interest portion of rental expense                        36                    19                         77


                                         --------------------      ----------------      ---------------------
 Earnings                                             $2,392               $ (448)                  $ (3,649)
                                         ====================      ================      =====================

 Interest expense                                        $67                  $ 36                      $ 164

Capitalized interest                                       -                     -                          -

Interest portion of rental expense                        36                    19                         77

                                         --------------------      ----------------      ---------------------
 Fixed Charges                                         $ 103                  $ 55                      $ 241
                                         ====================      ================      =====================

Ratio of earnings to fixed charges                     23.2x                     -                          -
                                         ====================      ================      =====================

 Deficiency of earnings to fixed
charges                                                    -                  $503                     $3,890
                                         ====================      ================      =====================
                                                 TELESITE
                                                   AND
                                                SPECTRASITE
                                                 COMBINED                 SPECTRASITE              SPECTRASITE
                                           ---------------------       -------------------      ------------------
                                                Year ended                 Year ended               Year ended
                                            December 31, 1997           December 31,1998        December 31, 1999
                                           ---------------------       -------------------      ------------------
                                                                    (dollars in thousands)
 Income (loss) before income taxes                      $(4,393)                $ (9,079)              $ (97,100)

Equity in net loss of an affiliate                             -                        -                   1,340

Interest expense                                             200                    8,170                  67,513

Interest portion of rental expense                            96                      196                   5,967


                                          -----------------------      -------------------      ------------------
 Earnings                                               $(4,097)                   $(713)              $ (22,280)
                                          =======================      ===================      ==================

 Interest expense                                          $ 200                   $8,170                 $67,513

Capitalized interest                                           -                      100                   1,100

Interest portion of rental expense                            96                      196                   5,967

                                          -----------------------      -------------------      ------------------
 Fixed Charges                                             $ 296                   $8,466                 $74,580
                                          =======================      ===================      ==================

Ratio of earnings to fixed charges                             -                        -                       -
                                          =======================      ===================      ==================

 Deficiency of earnings to fixed
charges                                                  $ 4,393                   $9,179                 $96,860
                                          =======================      ===================      ==================

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